UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Virginia Commerce Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIRGINIA COMMERCE BANCORP, INC.

5350 Lee Highway

Arlington, Virginia  22207

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held April 25, 2007

To the Stockholders:

The Annual Meeting of Stockholders of Virginia Commerce Bancorp, Inc. (the “Company”) will be held at:

The Tower Club

8000 Tower Crescent Drive, Suite 1700

Vienna, Virginia 22182

on April 25, 2007 at 4:00 p.m. for the following purposes:

(1)                                  To elect eight (8) directors to serve until their successors are duly elected and qualified;

(2)                                  To vote on an amendment to the Company’s 1998 Stock Option Plan which extends the term of the plan and increases the number of shares available for issuance under the plan by 500,000; and

(3)                                  To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Stockholders of record as of the close of business on March 9, 2007 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors

Robert H. L’Hommedieu

Secretary

March 23, 2007

Please sign, date and return your proxy promptly, whether or not you plan to attend the meeting in person.  No postage is required if mailed in the United States in the enclosed envelope.  If you attend the meeting, you may, if you desire, revoke your proxy and vote in person.

VIRGINIA COMMERCE BANCORP, INC.

5350 Lee Highway

Arlington, Virginia 22207

ANNUAL MEETING OF STOCKHOLDERS

Proxy Statement

INTRODUCTION

This proxy statement is being sent to stockholders of Virginia Commerce Bancorp, Inc., a Virginia corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 4:00 p.m. on April 25, 2007, and at any adjournment or postponement of the meeting.  The purposes of the meeting are:

(1)          electing eight (8) directors to serve until their successors are duly elected and qualified;

(2)          voting on an amendment to the Company’s 1998 Stock Option Plan which extends the term of the plan and increases the number of shares available for issuance under the plan by 500,000; and

(3)          transacting such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The meeting will be held at:

The Tower Club

8000 Tower Crescent Drive, Suite 1700

Vienna, Virginia 22182

This proxy statement and proxy card are being sent to stockholders of the Company on or about March 23, 2007.  A copy of our Annual Report on Form 10-K for the year ended December 31, 2006, which includes our audited financial statements, also accompanies this proxy statement.

VOTING RIGHTS AND PROXIES

Voting Rights

Only stockholders of record at the close of business on March 9, 2007, will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.  On that date, there were 21,716,932 shares of our common stock, par value $1.00 per share, outstanding.  At March 9, 2007, the outstanding common stock was held by approximately an aggregate of 2,987 beneficial stockholders, including 586 stockholders of record. The common stock is the only class of the Company’s stock of which shares are outstanding. Each share of common stock is entitled to one vote on all matters submitted to a vote of the stockholders. Stockholders do not have the right to cumulate votes in the election of directors.  The presence at the meeting, in person or by proxy, of not less than a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum.

Proxies

Properly executed proxies which are received by the Company in time to be voted at the meeting will be voted as specified by the stockholder giving the proxy.  In the absence of specific instructions, proxies received will be voted FOR the election of the nominees for election as directors and FOR the amendment to the 1998 Stock Option Plan. Management does not know of any matters other than those described in this proxy statement that will be brought before the meeting.  If other matters are properly brought before the meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

The judges of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of stockholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of common stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter.

It is important that you vote.  If your shares are held in street name, your bank or broker may not vote your shares unless you provide them with voting instructions.  The failure to vote or provide voting instructions to your bank or broker will have the effect of a vote against the proposed amendment to the 1998 Stock Option Plan.

Please sign, date, mark and promptly return the enclosed proxy in the postage-paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the meeting:

•                  by granting a later proxy with respect to the same shares; or

•                  by sending written notice to Peter A. Converse, Chief Executive Officer of the Company, at the address noted above, at any time prior to the proxy being voted; or

•                  by voting in person at the meeting.

Attendance at the meeting will not, in itself, revoke a proxy.  If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting.  Please see the voting form provided by your bank or broker for additional information regarding the voting of your shares.

Many stockholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Stockholders should check the voting form or instructions provided by their recordholder to see which options are available. Stockholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder. To revoke a proxy previously submitted electronically, a stockholder may simply submit a new proxy at a later date before the taking of the vote at the meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

The enclosed proxy is being solicited on behalf of the Board of Directors of the Company.  The cost of this proxy solicitation is being borne by the Company.  In addition to the use of the mail, proxies may be solicited personally or by telephone, by officers, regular employees or directors of the Company, who will not be compensated for any such services.  Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.  The Company has not retained a professional proxy solicitor or other firm to assist it, for compensation, with the solicitation of proxies, although it may do so if deemed appropriate.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Securities Ownership of Directors and Officers

The following table sets forth certain information as of March 9, 2007 concerning the number and percentage of shares of the Company’s common stock beneficially owned by its directors, nominees for director, the executive officers who are not members of the Board of Directors, the compensation of whom is disclosed in this proxy statement, and by its directors and all executive officers as a group. In addition, the table includes information with respect to persons known to the Company who own or may be deemed to own more than five percent of the Company’s stock as of March 9, 2007. Except as otherwise indicated, all shares are owned directly, the named person possesses sole voting and sole investment power with respect to all such shares, and none of such shares are pledged as security.  The Company knows of no other person or persons, other than street name nominee owners, who, beneficially or of record, own in excess of five percent of the Company’s common stock.  Further, the Company is not aware of any arrangement which at a subsequent date may result in a change of control of the Company.

	Number of Shares		Percentage of Class
Directors and Nominees for Director:	Beneficially Owned		Beneficially Owned(1)
Leonard Adler, Director	577,845	(2)(3)	2.65%
Michael G. Anzilotti, Director and President of the Company	42,175	(4)	0.19%
Peter A. Converse, Director and Chief Executive Officer of the Company, President and Chief Executive Officer of the Bank	869,504	(5)	3.94%
W. Douglas Fisher, Chairman of the Board of Directors	586,721	(6)	2.69%
David M. Guernsey, Vice Chairman of the Board of Directors	234,877	(2)(7)	1.08%
Robert H. L’Hommedieu, Director and Secretary	747,298	(8)	3.44%
Norris E. Mitchell, Director	899,303	(9)	4.14%
Arthur L. Walters, Vice Chairman of the Board of Directors 4141 N. Henderson Road Arlington, Virginia 22203	2,843,174	(2)(10)	13.04%
Executive Officers Who Are Not Directors:
Richard B. Anderson, Jr., Executive Vice President, CLO	173,485	(11)	0.79%
William K. Beauchesne, Executive Vice President, CFO	102,139	(12)	0.47%
Steven Reeder, Executive Vice President, Retail	11,310	(13)	0.05%
All directors and executive officers as a group (13 persons)	7,136,916	(14)	31.42%

(1)          Based on 21,716,932 shares outstanding as of March 9, 2007, except with respect to individuals holding options to acquire common stock exercisable within sixty days of March 9, 2007, in which event represents percentage of shares issued and outstanding as of March 9, 2007 plus the number of such options held by such person, and all directors and officers as a group, which represents percentage of shares outstanding as of March 9, 2007 plus the number of such options held by all such persons as a group.

(2)          Includes presently exercisable options to acquire 80,368 shares of common stock.

(3)          Includes 163,747 shares held by Adler NN, LLC, over which Mr. Adler has sole voting power.

(4)          Includes presently exercisable options to acquire 29,324 shares of common stock and 2,512 shares held jointly by Mr. Anzilotti and his wife, over which they share voting and investment power.

(5)          Includes presently exercisable options to acquire 352,324 shares of common stock.

(6)          Includes presently exercisable options to acquire 55,268 shares of common stock and 327,208 shares held jointly by Mr. Fisher and his wife, over which they share voting and investment power.

(7)          Includes 8,484 shares held by Guernsey Office Products, Inc., of which Mr. Guernsey is Chief Executive Officer and principal shareowner.

(8)          Includes presently exercisable options to acquire 28,377 shares of common stock.

(9)          Includes presently exercisable options to acquire 600 shares of common stock.

(10)    Includes 2,331,569 shares held jointly by Mr. Walters and his wife over which they share voting and investment power, and 418,253 shares held by C.W. Cobb and Associates, of which Mr. Walters is President.

(11)    Includes presently exercisable options to acquire 135,558 shares of common stock.

(12)    Includes presently exercisable options to acquire 95,109 shares of common stock.

(13)    Includes presently exercisable options to acquire 10,800 shares of common stock.

(14)    Includes presently exercisable options to acquire 994,338 shares of common stock.

PROPOSAL 1 - ELECTION OF DIRECTORS

Eight (8) directors will be elected at the meeting for a one year period until the 2008 Annual Meeting of Stockholders and until their successors have been elected and qualified.  Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below.  Each nominee has indicated a willingness to serve if elected.  However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.  Each of the nominees for election as director currently serves as a director.  The Board of Directors has determined that each director other than Mr. Converse and Mr. Anzilotti is an “independent director” as that term is defined in Rule 4200(a)(15) of The NASDAQ Stock Market (the “NASDAQ”).  In making this determination, the Board of Directors was aware of and considered the loan and deposit relationships with directors and their related interests which the Company enters into in the ordinary course of its business and the arrangements which are disclosed under “Transactions with Related Parties” in this proxy statement.

Vote Required and Recommendation of the Board of Directors.  Nominees receiving a plurality of the votes cast at the meeting in the election of directors will be elected as directors in the order of the number of votes received.  The Board of Directors recommends that stockholders vote FOR each of the nominees for election to the Board of Directors.

Nominees for Election as Directors

Name and Age(1)	Position	Principal Occupation During Past Five Years	Director Since(2)
Leonard Adler, 71	Director	Chairman of the Board, Adler Financial Group (real estate and investments); Principal, Total Crafts (retail craft chain)	1998(3)
Michael G. Anzilotti, 57	Director and President of the Company	President of the Company (July 2004 to present); President and CEO of First Virginia Bank - Northern Virginia (1995 to 2003)	2004
Peter A. Converse, 56	Director and CEO of the Company; President and CEO of the Bank	President and CEO of the Bank (January 1994 to present); Senior Vice President/Chief Lending Officer, Federal Capital Bank (March 1992 to December 1993); Senior Vice President, Bank of Maryland (October 1990 to March 1992); Executive Vice President/Chief Lending Officer, Century National Bank (May 1986 to July 1990)	1994
W. Douglas Fisher, 69	Chairman of the Board	Retired - Vice President and founder, Aztech Corp. (computer systems) 1969 to 1990 and 1992-1997; Vice President, Executive Systems, Inc. (computer systems) (1990 to 1992)	1988
David M. Guernsey, 59	Vice Chairman of the Board	Principal shareowner and Chief Executive Officer, Guernsey Office Products, Inc.	1988
Robert H. L’Hommedieu, 80	Director and Secretary	Retired, Vice President and founder, Hess, Egan, Hagerty and L’Hommedieu, Inc. (insurance brokerage) (1974 through 1991)	1988
Norris E. Mitchell, 70	Director	Co-Owner, Gardner Homes Realtors	1988
Arthur L. Walters, 87	Vice Chairman of the Board	Owner and President, TransAmerican Bankshares and various affiliates; President, C. W. Cobb and Associates, Inc., (mortgage bankers); co-owner of various real estate development and management companies	1993

(1)          As of March 9, 2007.

(2)          The Company became the holding company for Virginia Commerce Bank (the “Bank”), the Company’s wholly owned subsidiary, on December 22, 1999. The date of commencement of service shown includes service prior to December 23, 1999 as director of the Bank.

(3)          Mr. Adler was appointed to the Board of Directors of the Bank effective January 1998.  He previously served as a member of the Board of Directors of the Bank from 1989 to 1991.

Committees, Meetings and Procedures of the Board of Directors

Meetings. The Board of Directors of the Company met twelve (12) times during 2006.  All members of the Board of Directors attended at least 75% of the meetings held by the Board of Directors of the Company and by all committees on which such members served during the 2006 fiscal year or any portion thereof.

Audit Committee. The Board of Directors has a standing Audit Committee, which is a joint committee of the Company and the Bank. The Audit Committee is responsible for the selection, review and oversight of the Company’s independent accountants, the approval of all audit, review and attest services provided by the independent accountants, the integrity of the Company’s reporting practices and the evaluation of the Company’s internal controls and accounting procedures. It also periodically reviews audit reports with the Company’s independent auditors.  The Audit Committee is currently comprised of Messrs. Fisher, L’Hommedieu and Mitchell. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by NASDAQ for audit committee members in Rule 4350(d)(2)(A).  The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is available on the Company’s website at www.vcbonline.com. During the 2006 fiscal year, the Audit Committee met four (4) times. The Board of Directors has determined that Mr. Mitchell is an “audit committee financial expert” as defined under regulations of the Securities and Exchange Commission.

The audit committee is also responsible for the pre-approval of all non-audit services provided by its independent auditors.  Non-audit services are only provided by the Company’s auditors to the extent permitted by law.  Pre-approval is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

Nominations.  The Board of Directors does not have a standing Nominating Committee. It is the policy of the Board of Directors that all members of the Board of Directors who are independent within the meaning of NASDAQ Rule 4200(a)(15) participate in the nomination of directors, in order that the broadest viewpoints and perspectives may be brought into the evaluation of sitting directors, the decision whether to invite new directors and the determination and evaluation of potential candidates for nomination as director. The Board of Directors has adopted a charter addressing the nominations process. A copy of the charter is available on the Company’s website at www.vcbonline.com.

With the exception of Mr. Converse, who, in accordance with the law then applicable to the Bank, was appointed as a director of the Bank when he became President in 1994, Mr. Adler, who became a director of the Bank shortly after its organization and returned to the Board in 1998, and Mr. Anzilotti, who was appointed a director when he became President of the Company in 2004, each of the directors of the Company was an original, or early, director of the Bank.  To date, the operations and management of the Company have not required the expansion of the Board of Directors, and as such, the Board has not developed a formal policy for the identification or evaluation of nominees. In general, if the Board determined that expansion of the Board or replacement of a director was necessary or appropriate, the Board expects that it would review, through candidate interviews with members of the Board and management, consultation with the candidate’s associates and through other means, a candidate’s honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, willingness to invest in the Company, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The Board would review any special expertise, for example, expertise that qualify a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience.

The Board of Directors, or those directors performing the nominating function, will consider director candidates nominated by stockholders during such times as the Company is actively considering obtaining new directors.  Candidates recommended by stockholders will be evaluated based on the same criteria described above. Stockholders desiring to suggest a candidate for consideration should send a letter to the Company’s Secretary and include: (a) a statement that the writer is a stockholder (providing evidence if the person’s shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate’s business and educational experience; (d) information regarding the candidate’s qualifications to be director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing stockholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected. Because of the limited resources of the Company and the limited opportunity to seek additional directors, there is no assurance that all stockholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by the Company or the Board, and no undertaking to do so is implied by the willingness to consider candidates proposed by stockholders.

Compensation. The Personnel and Compensation Committee (the “Compensation Committee”), composed of all the directors of the Company who are “independent directors” within the meaning of NASDAQ Rule 4200(a)(15), is responsible for the adoption of the Company’s personnel policies and establishing salary and compensation guidelines and levels for all Company officers and personnel, as well as the salary and compensation of all executive officers. The Compensation Committee is also responsible for annually nominating the officers of the Company, evaluating the performance thereof and recommending the grant of stock options under the Company’s 1998 Stock Option Plan. The Compensation Committee has sole responsibility for making the determinations on salary, bonus and other compensation matters for executive officers. During the 2006 fiscal year, the Personnel and Compensation Committee met one (1) time.  The Compensation Committee does not have a charter.  See further information on compensation below under “Executive Officer Compensation and Certain Transactions.”

Stockholder Communications. Company stockholders who wish to communicate with the Board of Directors or an individual director can write to Virginia Commerce Bancorp, Inc., 5350 Lee Highway, Arlington, Virginia 22207, Attention: Lynda Cornell, Assistant to the Chief Executive Officer. Your letter should indicate that you are a stockholder, and whether you own your shares in street name. Depending on the subject matter, management will: (a) forward the communication to the director or directors to whom it is addressed; (b) handle the inquiry directly or delegate it to appropriate employees, such as where the communication is a request for information, a stock related matter, or a matter related to ordinary course matters in the conduct of the Company’s banking business; or (c) not forward the communication where it is primarily commercial or political in nature, or where it relates to an improper, frivolous or irrelevant topic. Communications which are not forwarded will be retained until the next Board meeting, where they will be available to all directors.

Director Attendance at the Annual Meeting. The Board believes it is important for all directors to attend the annual meeting of stockholders in order to show their support for the Company and to provide an opportunity for stockholders to communicate any concerns to them. Accordingly, it is the policy of the Company to encourage all directors to attend each annual meeting of stockholders unless they are unable to attend by reason of personal or family illness or pressing matters. All of the Company’s directors attended the 2006 annual meeting of stockholders.

Audit Committee Report

The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board’s oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company’s audit process.

The Audit Committee has:

(1) reviewed and discussed with management the audited financial statements included in the Company’s Annual Report and Form 10-K;

(2) discussed with Yount, Hyde & Barbour, P.C., the Company’s independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, and has received the written disclosures and letter from Yount, Hyde & Barbour, as required by Independence Standards Board Standard No. 1; and

(3) discussed with Yount, Hyde & Barbour, its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  The Audit Committee has also considered whether the amount and nature of non-audit services provided by Yount, Hyde & Barbour is compatible with the auditor’s independence.

Members of the Audit Committee

Robert H. L’Hommedieu, Chairman

W. Douglas Fisher

Norris E. Mitchell

Director Compensation

The following table sets forth information regarding compensation paid to non-employee directors during  the fiscal year ended December 31, 2006.

Director Compensation

	Fees Earned or	Option	All Other
Name	Paid in Cash	Awards(1)	Compensation	Total
Leonard Adler	$48,000	$4,404	—	$52,404
W. Douglas Fisher	$48,000	$4,404	—	$52,404
David M. Guernsey	$48,000	$4,404	—	$52,404
Robert H. L’Hommedieu	$48,000	$4,404	—	$52,404
Norris E. Mitchell	$48,000	$4,404	—	$52,404
Arthur L. Walters	$48,000	$4,404	—	$52,404

(1)          Represents the amount of expense recognized in 2006 with respect to the award for financial reporting purposes.  The grant date fair value of the option awards for each director was $22,664.  Please refer to note 12 to the Company’s Consolidated Financial Statements for the year ended December 31, 2006 for a discussion of the assumptions used in calculating the grant date fair value.

During the fiscal year ended December 31, 2006, the directors received an aggregate of $336,000 for attendance at meetings of the Board of Directors of the Company and the Bank.  All directors other than Mr. Anzilotti were entitled to receive $4,000 monthly for attendance at Board and committee meetings. Mr. Anzilotti is not entitled to receive fees for his service as a director.  Mr. Converse receives payment of cash fees for Board service, which are reflected in the Summary Compensation Table under “All Other Compensation.”

Additionally, in January 2006, each of the six outside directors was granted options to purchase 3,000 shares of common stock, at an exercise price of $20.28 per share, as adjusted for 3-for-2 stock split in the form of a 50% stock dividend paid in May 2006.  The options vest in five equal annual installments commencing on the first anniversary of the date of grant, and have a term of 10 years from the date of grant. The directors receive no separate compensation for attendance at committee meetings.  Directors are currently entitled to receive a fee of $4,000 per month for attendance at all board and committee meetings. In January 2007, each of the six outside directors was granted options to purchase 2,000 shares of common stock, at an exercise price of $19.35 per share, vesting in five annual installments commencing on the first anniversary of the grant date and having a ten-year term from the date of grant.

Commencing in 2007, outside directors are entitled to defer all or a portion of their fees pursuant to the Company’s Deferred Compensation Plan discussed below. The Company does not maintain any non-equity incentive plans or compensation programs, or defined benefit retirement plans, for directors.

Executive Officers Who Are Not Directors

The following information is provided with respect to the current executive officers of the Company who are not directors.

Name	Age	Position
Richard B. Anderson, Jr.	52	Executive Vice President and Chief Lending Officer
William K. Beauchesne	50	Executive Vice President and Chief Financial Officer
Patricia M. Ostrander	40	Executive Vice President - Human Resources
John P. Perseo, Jr.	61	Executive Vice President - Operations & Technology
Steven A. Reeder	40	Executive Vice President - Retail Banking

Richard B. Anderson, Jr. - Mr. Anderson, Executive Vice President and Chief Lending Officer of the Bank, joined Virginia Commerce Bank in May 1996.  Prior to joining the Bank, Mr. Anderson was a Senior Vice President and Senior Commercial Loan Officer at Allegiance Bank, N.A., Bethesda, Maryland, (March 1987 to April 1996). Mr. Anderson has over 30 years of managerial, administrative and operational lending experience.

William K. Beauchesne - Mr. Beauchesne, Executive Vice President and Chief Financial Officer of the Bank, joined the Bank in August 1995.  Prior to joining the Bank, Mr. Beauchesne served as Chief Operations Officer and Director of Metropolitan Bank for Savings, FSB, Arlington, Virginia (November 1986 to May 1993).  Mr. Beauchesne has over 31 years of accounting, operations and financial management experience in the banking industry.

Patricia M. Ostrander - Ms. Ostrander, Executive Vice President - Human Resources, joined the Bank in May 1994 as Loan Administration Officer.  Prior to joining the Bank, Ms. Ostrander was a Loan Administration Officer at Tysons National Bank, McLean, Virginia (December 1992 to April 1994).  Ms. Ostrander has over 18 years of managerial, administrative and operational lending experience in the banking industry.

John P. Perseo, Jr. - Mr. Perseo, Executive Vice President - Operations and Technology, joined the Bank in April 2005 as Senior Vice President - Information Technology, and assumed his current title in January 2006.  Prior to joining the Bank, Mr. Perseo served as Senior Vice President, IT Application Development, at First Virginia Bank – Northern Virginia, from 1999 until its merger with BB&T in 2004 and Project Manager, at Management Technology Inc. from 2004 until 2005.  Mr. Perseo has over 34 years of experience in banking technology and operations.

Steven A. Reeder - Mr. Reeder, Executive Vice President - Retail Banking, joined the Bank in June 2005. Prior to joining the Bank, Mr. Reeder served as Senior Vice President and Retail Banking Manager for BB&T’s branch network in Loudoun, Prince William, Stafford, and Spotsylvania counties.  He served in a similar capacity with First Virginia Bank - Northern Virginia from 2001 until its merger with BB&T in 2003.  Mr. Reeder has over 18 years of retail experience in the banking industry.

EXECUTIVE OFFICER COMPENSATION AND CERTAIN TRANSACTIONS

Compensation Disclosure and Analysis

In this Compensation Disclosure and Analysis (“CD&A”), we give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement under the heading “Executive Compensation Tables,” you will find a series of tables containing specific information about the compensation earned or paid in 2006 to Mr. Converse, the Chief Executive Officer of the Company, Mr. Beauchesne, the Chief Financial Officer, and the three most highly compensated executive officers of the Company

(including officers of the Bank) who received total compensation of $100,000 or more during the fiscal year ended December 31, 2006, referred to as our “named executive officers.”

Compensation Objectives

The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation is to tie annual and long-term cash and stock incentives to the achievement of measurable Company and individual performance objectives, thereby aligning the executive’s incentive with maintaining and increasing stockholder value.  We attempt to achieve these objectives through compensation plans that tie a substantial portion of our named executives officers’ overall compensation to our financial performance. Our compensation philosophy is to reward our executives with compensation at market competitive rates, while rewarding outstanding bank performance with above-average total compensation.

During 2006, the Compensation Committee engaged the services of Clark Consulting (“Clark”) to review executive compensation at the Company and to recommend potential improvements regarding existing practices. The Compensation Committee requested Clark’s review, as an objective third party, to summarize issues relative to topics such as competitive executive compensation and incentive practices with the intent to identify appropriate compensation levels. The review utilized 2006 proxy data for a custom peer group of 20 publicly traded banks(1), the selection of which was based upon similarities in asset size, geographic location, and performance. The executive compensation paid in 2005 for this proxy peer group then was increased 4%, to reflect general market movement in executive compensation from 2005 to 2006, and to provide therefore a more current comparison to the Company. In comparing 2005 year-end financial information filed with the 2006 proxies, it was found that the Company’s performance was higher than that of its peers, with the majority of the Company’s financial measures above the 75th percentile of the peer group. Therefore, based on our review of this peer group information, we believe that our executive compensation is in line with our compensation philosophy as stated above.

Compensation Components

The key components of our executive compensation program consist of a base salary and various performance-based compensation plans including our Annual Bonus Plan, 1998 Stock Option Plan, and 401(k) Plan.  Base salary and bonus, or cash compensation, comprise the substantial portion of total executive compensation.

Base Salary

The Compensation Committee believes that base salary for named executive officers should be targeted at market competitive levels while rewarding outstanding bank performance with above-average total compensation. Base salaries are reviewed annually and adjusted from time to time, based on our review of market data and assessment of Company and individual executive performance. For 2006, base salaries were targeted to a select sample of local peer banks(2), while changes made to base salaries for 2007 were targeted to the 50th percentile of the custom peer group developed by Clark, despite the majority of our performance measures being above the 75th percentile.

Annual Bonus Plan

Executive management participates in the Company’s Annual Bonus Plan. Under the Plan, an executive is paid a percentage of his base salary based on achievement of Company and individual performance objectives. Historically,

(1)          Sterling Financial Corporation (SLFI), TrustCo Bank Corp NY (TRST), U.S.B. Holding Co., Inc. (UBH), Capital City Bank Group, Inc. (CCBG), Sandy Spring Bancorp, Inc. (SASR), City Holding Company (CHCO), Security Bank Corporation (SBKC), Hudson Valley Holding Corp. (HUVL), First Indiana Corporation (FINB), Tompkins Trustco, Inc. (TMP), CoBiz Inc. (COBZ), Union Bankshares Corporation (UBSH), First Community Bancshares, Inc. (FCBC), TowneBank (TOWN), Univest Corporation of Pennsylvania (UVSP), Interchange Financial Services Corp. (IFCJ), Virginia Financial Group, Inc. (VFGI), Cardinal Financial Corporation (CFNL), FNB Corporation (FNBP), and Severn Bancorp, Inc. (SVBI).

(2)          Cardinal Financial Corporation (CFNL), Resource Bank (a subsidiary of Fulton Financial Corporation), Mercantile Potomac Bank (a division of Mercantile Bankshares Corporation), and Southern Financial Bank.

and for the year ended December 31, 2006, the Company paid bonuses on a discretionary basis based on its performance against budget with percentage increases, or decreases, generally in proportion to the year-over-year increases in net earnings, if budget was met or exceeded. There was no specific policy in terms of the bonus as a percentage of base salary. For 2007 and beyond, the Annual Bonus Plan remains discretionary; however, bonus payments will be guided by ranges within tiers according to position and based on performance relative to both Company and individual departmental goals and objectives.  The table below details the range of percentage bonus to base salary each executive could earn, and the percentage of total bonus applicable to Company and departmental/individual goals and objectives. These ranges are more closely aligned with the 75th percentile of the peer group as well as industry data for banks with assets of $1-5 billion.  These ranges are a matter of guidance and not an entitlement.  The actual bonus which an individual named executive officer may receive may be above or below the range indicated, and may be based on an alternative weighting of the factors indicated.

	Award as a % of Salary		Goals & Objectives
				Departmental/
Executive	Target Range	Maximum	Company	Individual
CEO	60%-100%	100%-150%	100%	0%
President-Holding Company	40% - 60%	60%- 80%	75%	25%
EVP-CLO	40% - 60%	60%-120%	25%	75%
EVP-CFO	40% - 60%	60%- 80%	75%	25%
EVP-Retail	30% - 40%	40%- 80%	25%	75%

The Company performance measurements used to determine if the Company goals and objectives are met, for all executives, is return on equity as well as various other financial performance measures. The Chief Executive Officer is measured solely on overall Company performance, while the Company President’s individual performance measurement is business development related, the EVP-CLO’s individual measurement is loan production, loan profitability and credit quality related, the EVP-CFO’s is based on asset /liability management and the efficiency ratio, and the EVP-Retail’s measurement is based on retail banking metrics and deposit generation.

All other officers of the Company participate in the Annual Bonus Plan with formula driven bonuses for production officers in lending, business development and retail banking and subjective bonuses for non-production support officers. As with the named executive officer participants, payouts are based on achieving Company and individual performance objectives.

401(k) Plan

Our 401(k) Plan allows substantially all full-time officers and employees of the company to defer a portion of their compensation, and provides a match of up to 4% of their base salaries and bonus amounts, subject to certain IRS limitations. While the decision to match employee contributions is discretionary, in general, all employees receive the same percentage match.

Stock Options

We believe that our long-term interests are best advanced by aligning the interests of our executives and key non-executive officers with the interests of our stockholders. Accordingly, we make options available to our executives pursuant to our 1998 Stock Option Plan, which was adopted by our stockholders in 1998. Options under the current plan are qualified stock options granted at the then current fair market value at the time the option is granted. Currently, options have a five year vesting period.  Generally, options expire at the end of ten years from the date of grant or ninety days after separation from the Company for reasons other than cause, death or disability.

Option grants are approved by our Compensation Committee in January each year, and periodically for certain key new officer hires during the year.  The Compensation Committee awards grants based on a number of criteria including the relative rank of the executive within the Company and his or her specific contributions to the success of the Company. We believe the options serve to enhance stockholder value by aligning the interest of our executives with those of the stockholders and also by helping to retain our named executive officers through the extended vesting period of the options. The table below details the range of option awards on base salary each executive is eligible to earn, targeted to the 50th and 75th percentiles of the peer group, as well as industry data for banks with assets of $1-5 billion, and provided as a matter of guidance and not an entitlement for the named executives.

Award as a % of Salary
Executive	Up to 100% of Goal	Maximum
CEO	30%-40%	60%-80%
President-Holding Company	20%-30%	40%-60%
EVP	20%-30%	40%-60%

For 2006 performance, awards for all executive officers were based on 30% of base salary, and calculated using the Black-Scholes option-pricing model.

Employment and Severance Arrangements

No named executive officer, other than the Chief Executive Officer, has any severance arrangements, any written employment agreement, or any agreement providing for a payment upon a change in control of the Company. Since the beginning of his tenure at the Company, Mr. Converse and the Compensation Committee have had an oral agreement to provide him with a change in control agreement, which would pay him one year of base salary in the event of his termination or certain other events, following a change in control of the Company. Under the terms of the Company’s option plans, all options fully vest upon a change in control.

Inter-Relationship of Elements of Total Compensation

The various elements of the compensation package are not interrelated. For example, if it does not appear as though the target bonus will be achieved, the number of options that will be granted may not be affected. There is no significant interplay of the various elements of total compensation between each other. If options that are granted in one year become underwater, the amount of the bonus or base compensation to be paid the executive officer for the next year is not impacted. Similarly, if options become extremely valuable, the amount of base compensation or bonus to be awarded for the next year is not affected. While the Board has discretion to make exceptions to any base compensation or bonus payouts under existing plans, it has not approved any exceptions to the plans with regard to any executive officers.

Other Information

We have not adopted formal stock ownership requirements for our executive officers and directors. We encourage our executive officers and directors to make investments in our Company stock as a long term investment, but do not have a policy related to any required or target levels of investment.  All of the executive officers and directors own common stock and options to purchase common stock pursuant to our 1998 Stock Option Plan. We also have no policy with regard to the adjustment or recovery of awards or payments if the relevant company performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Perquisites, which are not material to the named executives overall compensation, are noted in the Summary Compensation Table.

Input from the Chief Executive Officer is considered by the Compensation Committee regarding the criteria to be used to determine base salary, annual bonuses and other benefits for executive officers other than the Chief Executive Officer. Although input from the Chief Executive Officer is considered by the Compensation Committee, it is not given any disproportionate weight. The Compensation Committee has the final authority on compensation matters.

Compensation Committee Report

We have reviewed and discussed the foregoing CD&A with management, as well as with our compensation consultant, Clark Consulting. Based on our review and discussion with management, we have recommended to the

Board of Directors that the CD&A be included in this proxy statement and incorporated by reference in our annual report on Form 10-K for the year ended December 31, 2006.

Members of the Personnel and Compensation Committee

W. Douglas Fisher, Chairman

David M. Guernsey

Arthur L. Walters

Leonard Adler

Robert H. L’Hommedieu

Norris E. Mitchell

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

Executive Compensation Tables

The following table sets forth a comprehensive overview of the compensation for Mr. Converse, the Chief Executive Officer of the Company, Mr. Beauchesne, the Chief Financial Officer, and the three most highly compensated executive officers of the Company (including officers of the Bank) who received total compensation of $100,000 or more (without reference to the change in value of certain pension benefits and above-market earnings on nonqualified deferred compensation plans) during the fiscal year ended December 31, 2006.

Summary Compensation Table

				Option	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Compensation		Total
Peter A. Converse, Director, Chief Executive Officer – Company; President and Chief Executive Officer – Bank	2006	$325,000	$300,000	$14,312	$60,328	(3)	$699,640
Michael G. Anzilotti – Director and President of the Company	2006	$150,000	$60,000	$8,808	$12,846	(4)	$231,654
Richard B. Anderson, Jr., Executive Vice President and Chief Lending Officer – Bank	2006	$205,000	$125,000	$11,009	$13,500	(5)	$354,509
William K. Beauchesne, Treasurer and Chief Financial Officer – Company; Executive Vice President and Chief Financial Officer – Bank	2006	$170,000	$70,000	$11,009	$13,500	(5)	$264,506
Steven A. Reeder, Executive Vice President – Retail Banking-Bank	2006	$145,000	$30,000	$5,143	$11,580	(6)	$191,723

(1)          Reflects amounts earned pursuant to the Company’s Annual Bonus Plan.  Amounts shown are earned and accrue in the year indicated and are paid in the following year.

(2)          Represents the amount of expense recognized in 2006 with respect to the award for financial reporting purposes.  Please refer to note 12 to the Company’s Consolidated Financial Statements for the year ended December 31, 2006 for a discussion on the assumptions used in calculating the grant date fair value.

(3)          Represents $7,500 of 401(k) matching contribution, $48,000 of director fees paid by the Company/Bank and $4,828 in club memberships.

(4)        Represents $7,500 of 401(k) matching contribution, $6,000 car allowance and $1,594 in club membership.

(5)          Represents $7,500 of 401(k) matching contribution and $6,000 car allowance.

(6)          Represents $5,580 of 401(k) matching contribution and $6,000 car allowance.

The Company does not maintain (i) any equity based incentive plans that permit the grant of equity based awards other than stock options, any (ii) non-equity incentive plans or compensation programs (other than discretionary bonuses), or (iii) any defined benefit retirement plans.  Prior to 2007, the Company did not maintain any nonqualified deferred compensation program or arrangement.

All of the named executive officers are at will employees and serve at the pleasure of the Board of Directors. As of January 2007, the named executive officers are entitled to receive base salaries as follows:  Mr. Converse: $370,000; Mr. Anzilotti: $165,000; Mr. Anderson: $225,000; Mr. Beauchesne: $185,000; and Mr. Reeder: $160,000.

Grants of Plan-Based Awards

The following table presents information regarding awards to named executive officers under the Company’s 1998 Stock Option Plan.

Name	Grant Date	Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Peter A. Converse	01/11/2006	9,750	$20.28	$49,075
Michael G. Anzilotti	01/11/2006	6,000	$20.28	$30,200
Richard B. Anderson, Jr.	01/11/2006	7,500	$20.28	$37,750
William K. Beauchesne	01/11/2006	7,500	$20.28	$37,750
Steven A. Reeder	01/11/2006	5,250	$20.28	$26,425

The Company’s practice is that other than awards of options made to new hires, all options awards to employees are made by the Compensation Committee at its annual meeting in January each year.  As a public company, our Compensation Committee’s equity award process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or stock option exercise prices. Similarly, we expect that the release of material nonpublic information will not be timed with the purpose or intent to affect the value of executive compensation. Under the Company’s 1998 Stock Option Plan, the exercise price of any option granted may not be less than 100% of the fair market value of the common stock on the date of grant.  For purposes of the 1998 Stock Option Plan, fair market value is determined by reference to the average of the highest and lowest selling price on any exchange (including NASDAQ) on which the common stock is traded on such date, or if there were no sales on such date, then the exercise price shall be not less than the mean between the bid and asked price on such date.  As a result of this provision of the plan, the grant price may be higher or lower than the closing price on the date of grant.

The options granted in January 2006 vest in five equal annual installments commencing on the first anniversary of the date of grant.  The awards do not have any performance conditions, but generally require the officer to be in the employ of the Company on the date of vesting. All options will vest immediately upon a change in control of the Company or Bank.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, on an award by award basis, information concerning all options awards held by named executive officers at December 31, 2006.  All options were granted at 100% of market value as determined in accordance with the applicable option plan.  The number of shares subject to each award and the exercise price have been adjusted to reflect all stock dividends, stock splits and capital restructurings effected after the date of such award, but have not otherwise been modified, except for the acceleration of vesting discussed below.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Peter A. Converse	73,105	—	$1.54	01/21/2008
	66,459	—	$1.68	01/03/2009
	80,562	—	$1.78	01/12/2010
	36,618	—	$1.86	01/10/2011
	43,944	—	$3.65	01/09/2012
	23,437	—	$5.22	01/11/2013
	14,062	—	$13.41	01/10/2014
	12,187	—	$15.47	01/18/2015
	1,950	7,800	$20.28	01/11/2016
	—	11,500	$19.35	01/16/2017

Michael G. Anzilotti	23,437	—	$12.25	070/1/2014
	4,687	—	$15.47	01/18/2015
	1,200	4,800	$20.28	01/11/2016
	—	5,500	$19.35	01/16/2017

Richard B. Anderson, Jr.	22,152	—	$1.68	01/03/2009
	24,168	—	$1.78	01/12/2010
	25,630	—	$1.86	01/10/2011
	23,437	—	$3.65	01/09/2012
	18,750	—	$5.22	01/11/2013
	10,546	—	$13.41	01/10/2014
	9,375	—	$15.47	01/18/2015
	1,500	6,000	$20.28	01/11/2016
	—	7,250	$19.35	01/16/2017

William K. Beauchesne	11,000	—	$1.78	01/12/2010
	21,969	—	$1.86	01/10/2011
	21,969	—	$3.65	01/09/2012
	18,750	—	$5.22	01/11/2013
	10,546	—	$13.41	01/10/2014
	9,375	—	$15.47	01/18/2015
	1,500	6,000	$20.28	01/11/2016
	—	6,000	$19.35	01/16/2017

Steven A. Reeder	9,750	—	$16.67	06/16/2015
	1,050	4,200	$20.28	01/11/2016
	—	5,000	$19.35	01/16/2017

No option may be transferred by the holder during his or her lifetime. No awards are subject to performance conditions or other vesting requirement other than continued employment.  Awards made prior to 2002 (i.e., those awards expiring in 2012 or earlier) vest in three equal annual installments commencing on the first anniversary the date of grant.  Awards made after 2002 (i.e., those awards expiring in 2013 and after) vest in five equal annual installments commencing on the first anniversary of the date of grant.  In December 2005, in connection with the implementation of a new accounting standard regarding the recognition of compensation expense with respect to option awards, the Board of Directors accelerated the vesting of all options that were unvested as of December 15, 2006, resulting in the avoidance of future option expense with respect to such awards.

Options Exercised and Stock Vested

The following table sets forth information regarding options exercised by the named executive officers during 2006, and the amount realized upon such exercises, based on the difference between the market value on the exercise date and the exercise or base price.

	Aggregated Option Exercises in Last Fiscal Year
	Shares Acquired
Name	on Exercise	Value Realized

Peter A. Converse	79,612	$2,235,242

Richard B. Anderson, Jr.	16,240	$434,759

Michael G. Anzilotti	—	—

William K. Beauchesne	14,137	$368,897

Steven A. Reeder	—	—

Employee Benefit Plans

The Company provides all officers and full-time employees with group life and medical and dental insurance coverage.  With the exception of all of the executive officers, all employees pay a portion of the premium costs of medical and dental insurance.

401(k) Plan.  The Bank maintains a 401(k) defined contribution plan (the “Plan”). Employees who are at least 21 years of age, have completed at least ninety days of continuous service with the Bank and have completed at least 1,000 hours of work during any Plan year are eligible to participate in the Plan.  Under the Plan, a participant may contribute up to 15% of his or her compensation for the year, subject to certain limitations.  The Bank may also make, but is not required to make, a discretionary contribution for each participant.  The amount of such contribution, if any, is determined on an annual basis by the Board of Directors.  Contributions by the Bank totaled $345,047 for the fiscal year ended December 31, 2006.

Nonqualified Deferred Compensation Plan.  On November 22, 2006, the Board of Directors of the Bank approved the adoption of the Nonqualified Deferred Compensation Plan for directors and key management employees of the Company, the Bank and their affiliates. The plan, which is intended to comply with the requirements of The American Jobs Creation Act of 2004, is effective as of January 1, 2007. Participation in the plan is available to members of the Board of Directors and a select group of management or highly compensated employees of the Company, the Bank and their affiliates, including each named executive officer disclosed in this proxy statement and the Company’s proxy statement for the Company’s 2006 Annual Meeting of Stockholders. Under the plan, participants who are directors may defer on a pre-tax basis up to 100% of their director fees, and participants who are employees may defer on a pre-tax basis up to 80% of their base compensation and 80% of bonus or commissions.  Under the plan, the Bank has no obligation to make contributions for the benefit of participants, although they have discretion to make contributions for the benefit of one or more participants.

The deferred compensation accounts are fully vested to the extent they consist of amounts attributable to deferrals by the participants, but may be subject to a vesting schedule to the extent that they consist of amounts, if any, attributable to discretionary contributions by the Bank. The deferred compensation accounts are credited with earnings or losses based upon investment elections that the participants make from among various measurement funds designated by the Bank. The plan is unfunded and the deferred compensation account balances are general obligations of the Bank.

At the time deferral elections are made, participants may choose when the amounts they defer will be paid to them. Distributions of amounts deferred under the plan upon a participant’s retirement are payable in installments or in a lump sum, at the participant’s option; distributions for reasons other than retirement are generally payable in a lump sum. Elections may be changed, subject to the provisions of the plan, and, in limited circumstances such as unforeseeable financial emergency, distributions may be made early.

Stock Option Plans.  Under the Incentive Stock Option Plan approved by the Bank’s stockholders in 1989 (“1989 Option Plan”), options to purchase 77,969 shares of common stock at an exercise price of $1.54 per share (as adjusted) were outstanding as of March 9, 2007. The 1989 Option Plan, which expired in 1999, was designed to enable the Bank to attract and retain qualified personnel and to reward outstanding performance. Eligible employees are those employees, including officers, who at the time options are granted, serve in managerial positions or are deemed to be “key employees” by the Board of Directors.  The Board of Directors, in its sole discretion, administered the 1989 Option Plan. Upon the reorganization of the Bank into the holding company form of ownership in 1999, the Company adopted the 1989 Option Plan, and the outstanding options to purchase Bank common stock became options to acquire Company common stock. Options outstanding under the 1989 Option Plan will expire no later than May 2008. No further options may be granted under the 1989 Option Plan.

The Company also maintains the 1998 Stock Option Plan (the “1998 Plan”), which was approved by stockholders of the Bank at the 1998 Annual Meeting of Stockholders, and assumed by the Company in connection with the reorganization in to the holding company form of ownership.  Under the 1998 Plan, as amended, 1,681,136 shares of common stock (as adjusted), are available for issuance under options granted between May 30, 1998 and May 29, 2008. As of March 9, 2007, there were an aggregate of 1,680,938 (as adjusted) options to purchase shares of common stock outstanding under the 1998 Plan, at exercise prices ranging from $1.68 to $20.28 per share. Options outstanding under the 1998 Plan will expire no later than January 2017.

Subsequent to December 31, 2006, options to purchase 116,400 shares of common stock, at an exercise price of $19.35 per share, were issued to fifty-nine officers and six outside directors of the Company and Bank, including options to purchase 11,500 shares of common stock issued to Mr. Converse, options to purchase 6,000 shares of common stock issued to each of Mr. Anderson and Mr. Beauchesne, options to purchase 5,500 shares of common stock issued to Mr. Anzilotti, options to purchase 5,000 shares of common stock issued to Mr. Reeder and options to purchase 2,000 shares of common stock issued to each outside director. These awards vest in five equal annual installments commencing on the first anniversary of the date of grant. As of March 9, 2007, there were 198 options available for granting under the 1998 Plan.  At the meeting, the stockholders are being asked to extend the term of the 1998 Plan and to authorize an additional 500,000 shares for issuance upon the exercise of options pursuant to the plan.

Options under the 1998 Plan may be either incentive stock options (“ISOs”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that are not ISOs (“Non-ISOs”). Awards to directors may consist only of Non-ISOs. The purpose of the 1998 Plan is to advance the interests of the Company through providing selected key employees and the directors of the Company and its subsidiaries with the opportunity to acquire shares of common stock.  By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to key employees and directors of the Company to promote the success of the business, as measured by the value of its shares, and to increase the commonality of interests among key employees, directors and other stockholders. The 1998 Plan is administered by the Compensation Committee of the Board of Directors, which performs the functions of the option committee, consisting of at least three directors of the Company who are not employees of the Company.

Under the 1998 Plan, a participant may receive additional options notwithstanding the earlier grant of options and regardless of their having been exercised, expired, or surrendered.  Participants owning more than 10% of the voting power of all classes of the Company’s voting securities (and of its parent or subsidiary companies, if any) may not receive additional ISO’s unless the option exercise price is at least 110% of the fair market value of the common stock and unless the option expires on the fifth anniversary of the date of its grant.  All other options granted under the 1998 Plan may expire no later than the tenth anniversary of the date of their grant.

Option exercise prices are determined by the Compensation Committee on the date the subject options are granted. No option may be granted at an exercise price below 100% of the market value of the common stock on the date of grant.  For purposes of the 1998 Plan, the market value is determined by the Compensation Committee, but may not be less than the average of the highest and lowest selling price on any exchange on which the common stock is traded on the grant date, or if there were no sales on such date, then not less than the mean between the bid and asked price on such date. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, stock split, combination or subdivision of shares, or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Compensation Committee will adjust both the number and kind of shares of stock as to which options may be awarded under the 1998 Plan, the affected terms (including exercise price) of all outstanding options and the aggregate number of shares of common stock remaining available for grant under the 1998 Plan.  Options may be exercised in whole or in part and are not transferable except upon the death of the participant.  Any unexercised options then existing may be exercised by the transferee under the terms of such options.

No option may be exercised within six months of its date of grant.  In the absence of Compensation Committee action to the contrary: (A) an otherwise unexpired ISO, or a Non-ISO granted to an employee, shall cease to be exercisable upon (i) an employee’s termination of employment for “just cause” (as defined in the 1998 Plan), (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, or (iii) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death; (B) an unexpired Non-ISO granted to a non-employee director shall be exercisable at any time (but not later than the date on which the Non-ISO would otherwise expire).  Notwithstanding the provisions of any option which provides for its exercise in installments as designated by the Compensation Committee, such option shall become immediately exercisable upon the optionee’s death or permanent and total disability. Notwithstanding the provisions of any award which provide for its exercise or vesting in installments, on the date of a change in control, all options issued under the 1998 Plan shall be immediately exercisable and fully vested.  At the time of a change in control, the optionee shall, at the discretion of the Compensation Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the common stock subject to such option over the exercise price of such shares, in exchange for the cancellation of such options by the optionee.  Notwithstanding the previous sentence, in no event may an option be cancelled in exchange for cash within the six-month period following the date of its grant.

For purposes of the 1998 Plan, “change in control” means any one of the following events: (1) the acquisition of ownership of, holding or power to vote more than 51% of the Company’s voting stock; (2) the acquisition of the power to control the election of a majority of the Company’s directors; (3) the exercise of a controlling influence over the management or policies of the Company by any person or by persons acting as a group within the meaning of Section 13(d) of the Exchange Act; or (4) the failure during any period of two consecutive years, of individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Continuing Directors”) for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director.  For purposes of defining “change in control,” the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed.  The decision of the Compensation Committee as to whether a change in control has occurred shall be conclusive and binding.

Transactions with Related Parties.  Some of the directors of the Company and Bank or companies with which they are associated, and some of the officers of the Company and Bank, were customers of, and had banking transactions with, the Bank during the fiscal year ended December 31, 2006.  The Company maintains written policies and procedures to strictly control all loans to insiders in accordance with Federal law (Regulation O).  Insiders include any executive officer, director, or principal stockholder and entities which such persons control.  All loans and commitments to make loans to such persons by the Bank were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than a normal risk of collectibility or present other unfavorable features. Loans to insiders require approval by the Board of Directors, with any interested director not participating.  The Company also applies the same standards to any other transaction with an insider.  The maximum aggregate amount of loans (including lines of credit) to officers, directors and affiliates of the Company during 2006 amounted to $43,107,324 representing approximately 30.8% of the Company’s total stockholders’ equity at December 31, 2006. The aggregate amount outstanding on such loans at December 31, 2006 was $28,253,733.  None of these loans has ever been reported as nonaccrual, past due, restructured or potential problem loans, and all of such loans are current as to the payment of interest and principal.

PROPOSAL 2 - AMENDMENT OF THE 1998 STOCK OPTION PLAN TO EXTEND THE TERM

AND INCREASE THE NUMBER OF SHARES SUBJECT TO THE PLAN

At the meeting, the stockholders are being asked to approve an amendment to the Company’s 1998 Stock Option Plan in order extend the term of the plan from its current expiration in 2008 until April 24, 2017, and to increase the number of shares of common stock reserved for issuance under the plan, and the number of shares of common stock for which options may be granted, by 500,000 to an aggregate of 2,181,136.  As of the date hereof, there are 198 shares of common stock currently available for issuance under the 1998 Plan.

The purpose of the plan is to advance the interests of the Company by providing selected key employees and the directors of the Company and its subsidiaries with the opportunity to acquire shares of common stock.  By encouraging stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to key employees and directors of the Company to promote the success of the business, as measured by the value of its shares, and to increase the commonality of interests among key employees, directors and other stockholders.

The principal features of the 1998 Plan are described above under the caption “Executive Officer Compensation and Transactions with Related Parties – Employee Benefit Plans – Stock Option Plans.” Except as proposed to be amended hereby, the provisions of the 1998 Plan as currently in effect will continue in full force and effect.

Reasons for the Amendments

Since adoption of the 1998 Plan, options to purchase an aggregate of 1,680,938 shares have been granted to directors, officers and employees of the Company and the Bank. As of the date hereof, 198 shares remain available for issuance under the 1998 Plan. The Board of Directors feels that stock options, and incentive stock options in particular, remain the most appropriate manner of providing long term incentive compensation to the Company’s officers and directors.

Under the 1998 Plan and applicable law, no option may be granted more than 10 years after the plan is adopted. In light of the upcoming expiration of the 1998 Plan next year and the Company’s current expectation that it will continue to issue stock options as the primary means of long-term compensation, the Board of Directors believes it appropriate to extend the term of the plan until April 24, 2017.  For purposes of the Internal Revenue Code, the extension of the 1998 Plan will constitute the adoption of a “new” plan, requiring stockholder approval.  Stockholder approval is also required under NASDAQ listing requirements.  The failure to approve the amendment of the 1998 Plan will not have any impact on the rights of holders of outstanding options under the 1998 Plan, but the Company would have no additional ability to reward and incentivize officers with equity based compensation.

The Board of Directors believes that the availability of a stock option based compensation program intended to provide directors, officers and key employees with at least a moderate portion of their overall compensation package, and that will enable them to participate in the growth and prosperity of the Company as reflected in the stock price, is necessary in order to attract and retain high caliber directors, officers and employees in key positions. The Board of Directors also believes that such a plan is necessary to align the interests of such persons with the interests of the Company’s stockholders, which will increase their incentive to improve the Company’s performance.  As such, the Board of Directors believes that the authorization of additional shares for issuance under the 1998 Plan and the extension of the 1998 Plan is necessary in order to permit the Company’s continued growth and profitability.

A restated copy of the 1998 Plan, as proposed to be amended and as adjusted to reflect the assumption of the 1998 Plan by the Company upon the establishment of the Company as the holding company for the Bank, is included as Appendix A to this proxy statement.  All descriptions of the provisions of the 1998 Plan, as proposed to be amended, are qualified by reference to the full text of the plan.

If the amendment to the 1998 Plan is approved, an aggregate of 500,198 shares of common stock will be available for future issuance of stock options.  The total number of shares subject to issuance under outstanding options under the 1989 Option Plan and 1998 Plan, and future awards pursuant to the 1998 Plan will be 2,259,105, or 10.4% of the outstanding common stock as of March 9, 2007, and 9.4% of the common stock assuming the exercise of all options.  Each outside director will be granted options to purchase 500 shares of common stock upon approval of the amendment to the plan at the meeting.  The exercise price will be determined as of the date of grant.  This award is in lieu of options which the Board did not grant to the outside directors in January 2007, due to the lack of shares available for grant under the 1998 Plan.

Certain Federal Income Tax Consequences of the 1998 Plan. A recipient recognizes no taxable income at the time an option is granted under the 1998 Plan. With regard to Non-ISO’s, ordinary income is recognized by the recipient at the time of his or her exercise of an option. The amount of income equals the difference between the exercise price and the fair market value of the shares on the date of exercise.  Tax withholding is required on such income.  When a recipient disposes of shares acquired upon exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise is treated as long or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long or short-term capital loss, depending upon the holding period of the shares.

With regard to ISOs, no income is recognized by a recipient upon exercise. However, the excess of the fair market value of the shares received on exercise over the exercise price is an adjustment to the recipient’s taxable income for purposes of computing the recipient’s alternative minimum taxable income. Assuming compliance with applicable holding period requirements for ISOs, a recipient realizes long-term capital gain or loss when he disposes of his shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the recipient disposes of shares acquired by the exercise of the option before the expiration of at least one year from the date of exercise and two years from the date of grant of the option, any amount realized from such disqualifying disposition is taxable as ordinary income in the year of disposition to the extent that the lesser of (i) fair market value on the date the option was exercised or (ii) the amount realized upon such disposition, exceeds the exercise price. Any amount realized in excess of fair market value on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss is treated as long or short-term capital loss, depending upon the holding period of the shares.

No deduction is allowed to the Company for federal income tax purposes at the time of grant of a Non-ISO or at the time of grant or exercise of an ISO. The Company is entitled to a deduction for federal income tax purposes at the same time and in the same amount as the recipient is considered to have recognized ordinary income in connection with the exercise of a Non-ISO. In the event of a disqualifying disposition of shares received upon exercise of an ISO, the Company is entitled to a deduction for the amount taxable to the recipient as ordinary income.

Financial Effects to the Company of Grants.  The Company will receive no monetary consideration for the granting of options under the 1998 Plan.  It will receive no monetary consideration other than the option exercise price for shares of common stock issued to optionees upon the exercise of their options.  The Company is required to accrue compensation expense for the grant of options.  Generally, the measurement date of the expense is the date of grant, subject to adjustment over the vesting or performance period for the award.

Vote Required and Recommendation of the Board of Directors.  The affirmative vote of a majority of the votes cast at the meeting on the proposal to amend the 1998 Plan is required for the approval of the amendment to the 1998 Plan.  It is expected that all of the 6,093,900 shares of the common stock entitled to vote on the proposal to amend the

1998 Plan over which directors of the Company exercise voting power will be voted for the proposed amendment. The Board of Directors recommends that stockholders vote FOR the approval of the amendment.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

Based solely upon the Company’s review of the copies of the forms which it has received and written representations from the Company’s directors, executive officers and ten percent stockholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a), except that Forms 4 reporting option grants made in January 2006 were not filed on a timely basis for each of the seven outside directors and Messrs. Converse, Anderson, Anzilotti, Beauchesne, Perseo and Reeder, and Ms. Ostrander, and one Form 4 for Mr. Adler, reporting an aggregate of five transactions, one Form 4 for Mr. Anderson, reporting two transactions, one Form 4 for Mr. Anzilotti, reporting one transaction, and one Form 4 for Mr. Converse, reporting one transaction, were not filed in a timely manner.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected the independent registered public accounting firm of Yount, Hyde & Barbour, P.C. to audit the accounts of the Company for the fiscal year ended December 31, 2007. Yount, Hyde & Barbour audited the Company’s financial statements for the year ended December 31, 2006.  Representatives of Yount, Hyde & Barbour are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

Audit Fees.  During 2006, the aggregate amount of fees billed to the Company by Yount, Hyde and Barbour for services rendered by it for the audit of the Company’s financial statements and review of financial statements included in the Company’s reports on Form 10-K and 10-Q, and for services normally provided in connection with statutory and regulatory filings was $120,500.  In 2005, Yount, Hyde & Barbour billed $103,000 for such services.  This category includes fees for services necessary to perform the audit in accordance with the standards of the Public Company Accounting Oversight Board, and things such as comfort letters, attest services, consents and assistance with and review of documents filed with Commission, and the audit of the Company’s internal control over financial reporting.

Audit—Related Fees.  During 2006, the aggregate amount of fees billed to the Company by Yount, Hyde and Barbour for assurance and related services reasonably related to the performance of the audit services rendered by it was $12,350.  In 2005, Yount, Hyde & Barbour billed $15,650 for such services.  For both 2006 and 2005 this category included an employee benefit plan audit.

Tax Fees.  During 2006, the aggregate amount of fees billed to the Company by Yount, Hyde and Barbour for tax advice, compliance and planning services was $7,250. In 2005, Yount, Hyde & Barbour billed $6,500 for such services. For both years fees were limited to the preparation of federal and state tax returns for the Company and its subsidiary trusts.

All Other Fees.  During 2006 and 2005, there were no other fees billed to the Company by Yount, Hyde and Barbour.

None of the engagements of Yount, Hyde & Barbour provide services other than audit services was made pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company’s audit committee charter.

FORM 10-K ANNUAL REPORT

The Company will provide to any stockholder solicited hereby, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission, upon written request.  Requests should be directed to Lynda Cornell, Assistant to the Chief Executive Officer, Virginia Commerce Bancorp, Inc., 5350 Lee Highway, Arlington, Virginia 22207.

OTHER MATTERS

Management is not aware of any other matters to be presented for action by stockholders at the meeting.  If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

All proposals of stockholders to be presented for consideration at the next annual meeting and included in the Company’s proxy materials must be received by the Company no later than November 24, 2007.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.  The Company must receive written notice of intent to make a nomination to be acted upon at the next annual meeting, for which inclusion in the Company’s proxy materials is not sought by January 26, 2008.

By Order of the Board of Directors

VIRGINIA COMMERCE BANCORP, INC.

Robert H. L’Hommedieu, Secretary

March 23, 2007

Appendix A

VIRGINIA COMMERCE BANCORP, INC.

AMENDED AND RESTATED

1998 STOCK OPTION PLAN

1.  Purpose of the Plan.

The purpose of this Virginia Commerce Bancorp, Inc. Amended and Restated 1998 Stock Option Plan (the “Plan”) is to advance the interests of the Company through providing selected key Employees and Non-Employee Directors of the Company with the opportunity to acquire Shares.  By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to key Employees and Non-Employee Directors of the Company to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests between key employees, directors and other stockholders.

2.  Definitions.

As used herein, the following definitions shall apply.

(a)           “Affiliate” shall mean any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

(b)           “Agreement” shall mean a written agreement entered into in accordance with Paragraph 5(c).

(c)           “Awards” shall mean a grant of Options, unless the context clearly indicates a different meaning.

(d)           “Company” shall mean Virginia Commerce Bancorp, Inc.

(e)           “Board” shall mean the Board of Directors of the Company.

(f)            “Change in Control” shall mean any one of the following events occurring after the Effective Date: (1) the acquisition of ownership of, holding or power to vote more than 51% of the Company’s voting stock, (2) the acquisition of the power to control the election of a majority of the Company’s directors, (3) the exercise of a controlling influence over the management or policies of the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (4) the failure of Continuing Directors to constitute at least two-thirds of the Board during any period of two consecutive years. For purposes of this Plan, “Continuing Directors” shall include only those individuals who were members of the Board at the Effective Date and those other individuals whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office. For purposes of this subparagraph only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.  The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding.

(g)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h)           “Committee” shall mean the Stock Option Committee appointed by the Board in accordance with Paragraph 5(a) hereof, or in the absence thereof, the Personnel and Compensation Committee of the Board.

(i)            “Common Stock” shall mean the common stock, par value $1.00 per share, of the Company.

(j)            “Continuous Service” shall mean the absence of any interruption or termination of service as an Employee or Non-Employee Director of the Company.  Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, an Affiliate or a successor.

(k)           “Effective Date” shall mean the date specified in Paragraph 13 hereof.

(l)            “Employee” shall mean any person employed by the Company or by an Affiliate.

(m)          “Exercise Price” shall mean the price per Optioned Share at which an Option may be exercised.

(n)           “ISO” means an option to purchase Common Stock which meets the requirements set forth in the Plan, and which is intended to be and is identified as an “incentive stock option” within the meaning of Section 422 of the Code.

(o)           “Market Value” shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

(p)           “Non-Employee Director” shall mean any member of the Board who is a “non-employee director” within the meaning of Rule 16b-3.

(q)           “Non-ISO” means an option to purchase Common Stock which meets the requirements set forth in the Plan but which is not intended to be and is not identified as an ISO.

(r)            “Option” means an ISO and/or a Non-ISO.

(s)           “Optioned Shares” shall mean Shares subject to an Option granted pursuant to this Plan.

(t)            “Participant” shall mean any person who receives an Award pursuant to the Plan.

(u)           “Plan” shall mean the Virginia Commerce Bancorp, Inc. Amended and Restated 1998 Stock Option Plan.

(v)           “Rule 16b-3” shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(w)          “Share” shall mean one share of Common Stock.

3.  Term of the Plan and Awards.

(a)           Term of the Plan.  The Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated pursuant to Paragraph 16 hereof.  No Award shall be granted under the Plan after ten years from the Effective Date.

(b)           Term of Awards.  The term of each Award granted under the Plan shall be established by the Committee, but shall not exceed 10 years; provided, however, that in the case of an ISO granted to an Employee who owns Shares representing more than 10% of the outstanding Common Stock at the time an ISO is granted, the term of such ISO shall not exceed five years.

4.  Shares Subject to the Plan.

Except as otherwise required by the provisions of Paragraph 12 hereof, the aggregate number of Shares deliverable pursuant to Awards shall not exceed 2,181,136 Shares.  Optioned Shares may either be authorized but unissued Shares or Shares held in treasury.  If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Awards under the Plan.

5.  Administration of the Plan.

(a)           Composition of the Committee.  The Plan shall be administered by the Committee, which shall consist of not less than three (3) members of the Board who are Non-Employee Directors.  Members of the Committee shall serve at the pleasure of the Board.  In the absence at any time of a duly appointed Committee, the Plan shall be administered by Personnel and Compensation Committee of the Board.

(b)           Powers of the Committee.  Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to select Participants and grant Awards, (ii) to determine the form and content of Awards to be issued in the form of Agreements under the Plan, (iii) to interpret the Plan, (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, and (v) to make other determinations necessary or advisable for the administration of the Plan.  The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time.  A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.

(c)           Agreement.  Each Award shall be evidenced by a written agreement containing such provisions as may be approved by the Committee.  Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement.  The terms of each such Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.  In particular, the Committee shall set forth in each Agreement (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Award, (iii) the manner, time and rate (cumulative or otherwise) of exercise or vesting of such Award, (iv) the restrictions, if any, to be placed upon such Award, or upon Shares which may be issued upon exercise of such Award, and (v) whether the Option is an ISO or a Non-ISO.

The Chairman of the Committee and such other officers as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.

(d)           Effect of the Committee’s Decisions.  All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

(e)           Indemnification.  In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Award, granted hereunder to the full extent provided for under the Company’s Articles of Incorporation or Bylaws with respect to the indemnification of Directors.

6.  Grant of Options.

(a)           General Rule.  In its sole discretion, the Committee may grant Options to Employees of the Company or its Affiliates, and may grant Non-ISOs to Employees and to Non-Employee Directors of the Company and its Affiliates.

(b)           Special Rules for ISOs.  The aggregate Market Value, as of the date the Option is granted, of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company or any present or future Parent or Subsidiary of the Company) shall not exceed $100,000.  Notwithstanding the prior provisions of this paragraph or designation of an Option as an ISO, the Committee may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are Non-ISOs.

7.  Exercise Price for Options.

(a)           Limits on Committee Discretion.  The Exercise Price as to any particular Option granted under the Plan shall not be less than the Market Value of the Optioned Shares on the date of grant.  In the case of an Employee who owns Shares representing more than 10% of the Company’s outstanding Shares of Common Stock at the time an ISO is granted, the Exercise Price shall not be less than 110% of the Market Value of the Optioned Shares at the time the ISO is granted.

(b)           Standards for Determining Exercise Price.  If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market) on the date in question, then the Market Value per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked price on such date.  If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price.  If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Committee, in its sole and absolute discretion.

(c)  Reissuance of Options.  Notwithstanding anything herein to the contrary, the Committee shall have the authority to cancel outstanding Options with the consent of the Participant and to reissue new Options at a lower Exercise Price equal to the then Market Value per share of Common Stock in the event that the Market Value per share of Common Stock at any time prior to the date of exercise of outstanding Options falls below the Exercise Price.

8.  Exercise of Options.

(a)  Generally.  Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement granted to a Participant.  An Option may not be exercised for a fractional Share.

(b)  Procedure for Exercise.  A Participant may exercise Options, subject to provisions relative to its termination and limitations on its exercise, only by (1) written notice of intent to exercise the Option with respect to a specified number of Shares, and (2) payment to the Company (contemporaneously with delivery of such notice) in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised.  Each such notice (and payment where required) shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Secretary of the Company at the Company’s executive offices.  Common Stock utilized in full or partial payment of the Exercise Price for Options shall be valued at its Market Value at the date of exercise.

(c)  Period of Exercisability.  Except to the extent otherwise provided in the terms of an Agreement, (i) a Non-ISO may be exercised by a Non-Employee Director Participant at any time (but not later than the date on which the Non-ISO would otherwise expire), and (ii) an ISO or Non-ISO may be exercised by an Employee Participant only while he is an Employee and has maintained Continuous Service from the date of the grant of the ISO, or within three months after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Employee’s Continuous Service terminates by reason of:

(1)  “Just Cause” which for purposes hereof shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company and/or the Company (and, in the absence of any such agreement, shall mean termination because of the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order), then the Participant’s rights to exercise such ISO shall expire on the date of such termination;

(2)  Death, then to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his death, such ISO of the deceased Participant may be exercised within two years from the date of his death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such ISO shall have passed by will or by laws of descent and distribution;

(3)  Permanent and Total Disability (as such term is defined in Section 22(e)(3) of the Code), then to the extent that the Participant would have been entitled to exercise the ISO immediately prior to his Permanent and Total Disability, such ISO may be exercised within one year from the date of such Permanent and Total Disability, but not later than the date on which the ISO would otherwise expire.

Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the Participant’s death or Permanent and Total Disability.

(d)  Effect of the Committee’s Decisions.  The Committee’s determination whether a Participant’s Continuous Service has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby.

9.  Change in Control

(a)           General Rule.  Notwithstanding the provisions of any Award which provide for its exercise or vesting in installments, all Options shall be immediately exercisable and fully vested upon a Change in Control.  With respect to Options, at the time of a Change in Control, the Participant shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the Market Value of the Common Stock subject to such Option over the Exercise Price of such Shares, in exchange for the cancellation of such Options by the Participant.

(b)           Exception to General Rule.  Notwithstanding subparagraph (a) of this Paragraph, in no event may an Option be cancelled in exchange for cash, within the six-month period following the date of its grant.

10.  Effect of Changes in Common Stock Subject to the Plan.

(a)           Recapitalizations, Stock Splits, Etc.  The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Awards and the Exercise Price thereof shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, stock split, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

(b)           Transactions in which the Company is Not the Surviving Entity.  Subject to Paragraph 9 hereof, in the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company’s assets (any of the foregoing to be referred to herein as a “Transaction”), all Awards outstanding at the effectiveness of such Transaction shall be surrendered.  With respect to each Award so surrendered, the Committee shall in its sole and absolute discretion determine whether the holder of the surrendered Award shall receive —

(1)  for each Share then subject to an outstanding Award the number and kind of shares into which each outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price in the case of Options; or

(2)  a cash payment (from the Company or the successor corporation), in an amount equal to the Market Value of the Shares subject to the Award on the date of the Transaction, less the Exercise Price of the Award.

(c)           Special Rule for ISOs.  Any adjustment made pursuant to subparagraphs (a) or (b)(1) hereof shall be made in such a manner as not to constitute a modification, within the meaning of Section 424(h) of the Code, of outstanding ISOs.

(d)           Conditions and Restrictions on New, Additional, or Different Shares or Securities.  If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award before the adjustment was made.

(e)           Other Issuances.  Except as expressly provided in this Paragraph, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Awards or reserved for issuance under the Plan.

11.  Non-Transferability of Awards.

Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

12.  Time of Granting Awards.

The date of grant of an Award shall, for all purposes, be the later of the date on which the Committee makes the determination of granting such Award, and the Effective Date.  Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

13.  Effective Date.

The Plan shall be effective as of April 25, 2007.  Awards may be made prior to approval of the Plan by the stockholders of the Company if the exercise of Awards in the form of Options are conditioned upon stockholder approval of the Plan.

14.  Approval by Stockholders.

The Plan shall be approved by stockholders of the Company within twelve (12) months before or after the Effective Date.

15.  Modification of Awards.

At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Award, provided no such modification shall confer on the holder of said Award any right or benefit which could not be conferred on him by the grant of a new Award at such time, or impair the Award without the consent of the holder of the Award.

16.  Amendment and Termination of the Plan.

The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Awards, suspend or terminate the Plan.  No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Award, alter or impair any rights or obligations under any Award theretofore granted.

17.  Conditions Upon Issuance of Shares.

(a)           Compliance with Securities Laws.  Shares of Common Stock shall not be issued with respect to any Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.  The

Plan is intended to comply with Rule 16b-3, and any provision of the Plan which the Committee determines in its sole and absolute discretion to be inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and null and void, and shall not affect the validity of the remaining provisions of the Plan.

(b)           Special Circumstances.  The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares.  As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

(c)           Committee Discretion.  The Committee shall have the discretionary authority to impose in Agreements such restrictions on Shares as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions.

18.  Reservation of Shares.

The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

19.  Withholding Tax.

The Company’s obligation to deliver Shares upon exercise of Options shall be subject to the Participant’s satisfaction of all applicable federal, state and local income and employment tax withholding obligations.  The Committee, in its discretion, may permit the Participant to satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld.  The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined.  As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

20.  No Employment or Other Rights.

In no event shall an Employee’s eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Employee or any other party to continue service with the Company, the Company, or any Affiliate of such corporations.  No Employee shall have a right to be granted an Award or, having received an Award, the right to again be granted an Award.  However, an Employee who has been granted an Award may, if otherwise eligible, be granted an additional Award or Awards.

21.  Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia except to the extent that federal law shall be deemed to apply.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY VIRGINIA COMMERCE BANCORP, INC.
The undersigned hereby makes, constitutes and appoints W. Douglas Fisher, David M. Guernsey and Arthur L. Walters, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Virginia Commerce Bancorp, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Stockholders to be held on April 25, 2007 and at any adjournment or postponement thereof.		1.

ELECTION OF DIRECTORS

☐        FOR all nominees listed below (except as noted to the contrary below)

☐        WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:   Leonard Adler; Michael G. Anzilotti; Peter A. Converse; W. Douglas Fisher; David M. Guernsey; Robert H. L’Hommedieu; Norris E. Mitchell; and Arthur L. Walters

               (Instructions:  To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

		2.	The proposal to amend the 1998 Stock Option Plan: ☐ FOR ☐ AGAINST ☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR all of the nominees listed above and FOR the proposal to amend the 1998 Stock Option Plan.  In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the meeting or any adjournment or postponement of the meeting.

Important:  Please date and sign your name as addressed, and return this proxy in the enclosed envelope.  When signing as executor, administrator, trustee, guardian, etc., please give full title as such.  If the stockholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

Please check box if you plan to attend the Annual Meeting. ☐
Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above (Co-holder, if any, sign above)

Detach above card, sign, date and mail in postage paid envelope provided.

VIRGINIA COMMERCE BANCORP, INC.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.